EXHIBIT 4.4

                               February ___, 2005

Special Situations Fund III, L.P.
153 E. 53rd Street
55th Floor
New York, NY  10022

     Re: Caprius, Inc.

Ladies and Gentlemen:

     The undersigned understands that you and certain of your Affiliates (collectively, the "Purchaser"), propose to enter into a Purchase Agreement (the "Purchase Agreement") with Caprius, Inc., a Delaware corporation (the "Company"), providing for the purchase and sale of (i) 45,000 shares (the "Shares") of the Company's Series C Mandatory Convertible Preferred Stock, stated value $100 per share, (ii) Series A warrants to purchase an aggregate of 9,310,344 shares of common stock, par value $0.01 per share, of the Company (together with any securities into which the common stock may be reclassified, the "Common Stock") (the "Series A Warrants"), and (iii) Series B warrants to purchase an aggregate of 3,103,448 shares of Common Stock, in reliance upon the exemption from securities registration afforded by the provisions of Regulation D, as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended. Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.

     In consideration of, among other things, the agreement by the Purchaser to purchase the Securities, and the Company's agreement (with the Purchaser's consent) to include certain shares of Common Stock beneficially owned by the undersigned to be included in a registration statement to be filed pursuant to the terms of a registration rights agreement to be entered into by the Company and the Purchaser and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period (the "Lock-Up Period") beginning on the date hereof and ending on the earliest to occur of (i) the second anniversary of the Closing Date, (ii) the date on which the Purchaser and its Affiliates no longer beneficially owns (as defined under Rule 13d-3 promulgated under the 1934 Act) at least 10% of the Common Stock (as determined pursuant to such Rule 13d-3), (iii) the death of the undersigned or (iv) a "Change of Control" (as defined below), the undersigned will not, except as provided herein, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose (collectively, a "Transfer") of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the "Undersigned's Shares").

     As used herein, "Change of Control" means, at any time (i) any Person or any Persons acting together that would constitute a "group" for purposes of
Section 13(d) under the 1934 Act shall acquire beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) in a single transaction or a series of


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related transactions, of more than 50% of the aggregate voting power of the
Company; or (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction; or (iii) the Company sells or transfers its assets, as an entirety or substantially as an entirety, to another Person; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the shareholders of the Company was proposed by a vote of the majority of directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

     Except as provided herein, the foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares during the Lock-Up Period even if such Common Stock of the Company would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Common Stock of the Company.

     The undersigned now has, and, except as provided herein, for the duration of the Lock-Up Period will have, good and marketable title to the Undersigned's Shares, free and clear of all liens, encumbrances and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares except in compliance with this Lock-up Agreement.

     Notwithstanding the foregoing, subject to the requirements of applicable law and any policies or procedures regarding the sale of stock by insiders of the Company, from and after the first anniversary of the Closing Date, the undersigned shall have the right during the Lock-Up Period to sell not more than 250,000 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof) of the Undersigned's Shares in any fiscal quarter at prevailing market prices in ordinary brokerage transactions. In no event shall the undersigned have the right to sell more than such number of the Undersigned's Shares even if the undersigned has sold fewer shares in any other fiscal quarter. The undersigned shall have the right to Transfer some or all of the Undersigned's Shares to a member of the undersigned's immediate family; provided, however, that as a condition of such Transfer, the transferee shall enter into a written instrument reasonably satisfactory to the Purchaser pursuant to which the transferee shall agree to be bound by the provisions of this Agreement and; provided, further, that any Transfers by such transferee shall be aggregated with Transfers by the undersigned in calculating compliance with the restrictions contained in this Agreement.

     The undersigned understands that the Company and the Purchaser are relying upon this Lock-Up Agreement in connection with the consummation of the Purchase Agreement. The undersigned further understands that this Lock-Up Agreement is


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irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

                                           Very truly yours,

                                           ___________________________
                                           George Aaron